Exhibit 99.1
[Allegheny Energy Supply Company Logo]
NEWS RELEASE
Visit our Online Newsroom at www.alleghenyenergy.com/newsroom
For Media, contact: Janice D. Lantz Manager, Communications (Supply) 4350 Northern Pike Monroeville, PA 15146-2841 Phone: 412-858-1630 Media Hotline: 1-888-233-3583 E-Mail: jlantz@alleghenyenergy.com	For Investor Relations, contact: Gregory L. Fries General Manager, Investor Relations 10435 Downsville Pike Hagerstown, MD 21740-1766 Phone: (301) 665-2713 E-Mail: gfries@alleghenyenergy.com
M. Beth Straka General Manager, Investor Relations 4350 Northern Pike Monroeville, PA 15146-2841 Phone: (412) 856-3731 E-Mail: mstraka@alleghenyenergy.com
FOR IMMEDIATE RELEASE

Paul Evanson Elected Chairman, President, and CEO of Allegheny Energy

          Hagerstown, Md., June 9, 2003 - Allegheny Energy, Inc. (NYSE: AYE) today announced that its Board of Directors has unanimously elected Paul J. Evanson, currently President of Florida Power & Light Company, to serve as Chairman, President, and Chief Executive Officer of the Company, effective June 16, 2003. The Board of Directors and Mr. Evanson have requested that Jay S. Pifer, Allegheny Energy's Interim President and Chief Executive Officer, delay his retirement to assist during this period of transition and to support Mr. Evanson as the Company continues its efforts to refocus on its core businesses and fundamental strengths.

          "I join Allegheny Energy with a firm belief in its future," Mr. Evanson said. "Allegheny Energy is a solid company with many strengths, including our more than 5,200 dedicated employees and a balanced portfolio of businesses - Allegheny Power and Allegheny Energy Supply. There is, however, much work to be done, and there are many challenges to be met. I'm committed to taking the steps necessary to build a solid financial position, restore investor confidence, and serve our customers well. By working together and leveraging our strengths, I believe we can make Allegheny Energy one of the premier companies in the industry."

          James J. Hoecker, the former Chairman of the Federal Energy Regulatory Commission and a director of Allegheny Energy, said, "We are extremely pleased that Paul has joined Allegheny. Paul brings a keen understanding of our industry and a proven track record in addressing the critical issues that are facing energy companies today. During his tenure at Florida Power & Light, the Company's operating performance and cost structure significantly improved each year. Paul's experience, combined with his operational and financial skills and strategic vision, should enable Allegheny Energy to overcome its challenges, restore shareholder value, and continue to supply reliable energy services to consumers in our five jurisdictions."

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          Mr. Evanson became President of Florida Power & Light Company, FPL Group's (NYSE: FPL) principal subsidiary, and a director of FPL Group in 1995. Beginning in 1992, he served as Vice President, Finance, and Chief Financial Officer of FPL Group and Senior Vice President, Finance, and Chief Financial Officer of Florida Power & Light Company. Prior to that, he was President and Chief Operating Officer of Lynch Corporation, a diversified holding company. Mr. Evanson is a director of Lynch Interactive Corporation (ASE), the University of Florida Foundation, and many community and industry organizations, including having served as Chairman of the Florida Reliability Coordination Council. He received his B.B.A. degree from St. John's University, graduating first in his class; his J.D. degree from Columbia Law School; and his LL.M. from New York University School of Law.

Mr. Evanson and his wife, Carol, have one daughter, Lisa.

          With headquarters in Hagerstown, Md., Allegheny Energy is an integrated energy company with a balanced portfolio of businesses, including Allegheny Energy Supply, which owns and operates electric generating facilities and supplies energy and energy-related commodities, and Allegheny Power, which delivers low-cost, reliable electric and natural gas service to about three million people in Maryland, Ohio, Pennsylvania, Virginia, and West Virginia. More information about the Company is available at www.alleghenyenergy.com.

          Certain statements contained herein constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, prices, capital expenditures, development activities, and future plans. Such factors include, among others, the following: changes in general, economic, and business conditions; changes in the price of electricity and natural gas; changes in industry capacity; changes in technology; changes in financial and capital market conditions; changes in political and social conditions, deregulation activities and the movement toward competition in the states served by our operations; the effect of regulatory and legislative decisions; regulatory approvals and conditions; the loss of any significant customers; litigation; and changes in business strategy or business plans.

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